UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

Nutrisystem, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28551	23-3012204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fort Washington Executive Center, 600 Office Center Drive, Fort Washington, Pennsylvania		19034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 706-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed in its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 12, 2017 (“Original Form 8-K”), Nutrisystem, Inc. (“Company”) reported the voting results of the Company’s 2017 Annual Meeting of Stockholders (“Annual Meeting”) held on May 10, 2017. The sole purpose of this amendment is to disclose the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation of its named executive officers. Except as set forth herein, no other modifications have been made to information contained in the Original Form 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

As reported in the Original Form 8-K, at the Annual Meeting, in accordance with the recommendation of the board of directors of the Company (“Board of Directors”), the Company’s stockholders approved, on an advisory basis, “Every Year” as the preferred frequency of solicitation of stockholder advisory votes on the compensation of the Company’s named executive officers. Consistent with the voting results at the Annual Meeting, the Board of Directors has determined to hold an annual non-binding advisory vote on executive compensation.

Accordingly, the Company will request an advisory vote on executive compensation annually through 2023, when the next stockholder vote on the frequency of say-on-pay votes is required, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nutrisystem, Inc.

Date: October 3, 2017	By:	/s/ Ralph J. Mauro
Name: Ralph J. Mauro
Title: SVP & General Counsel